UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2024 (April 9, 2024)

SIGYN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-204486	47-2573116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2468 Historic Decatur Road
Suite 140
San Diego, California	92106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 619.368.2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

From May 10, 2022 to September 9, 2022, Sigyn Therapeutics, Inc. (the “Company”) issued Original Issue Discount Convertible Debentures (the “Debentures”) in an aggregate principal amount of $220,420 to Brio Capital Master Fund Ltd. (“Brio”). On April 9, 2024, Brio converted such Debentures into 292.4 shares of its Series B Convertible Preferred Stock (the “Series B Preferred Stock”).

From June 23, 2020 to June 1, 2022, the Company issued an aggregate principal amount of $621,000 to Osher Capital Partners, LLC (“Osher”). On April 10, 2024, Osher converted such Debentures into 823.86 shares of its Series B Preferred Stock.

Each share of Series B Preferred Stock converts into 125.63 shares of the Company’s common stock, subject to antidilution adjustments for any stock splits and recapitalizations, and for issuances of additional shares at an issue price of less than the conversion ratio.

Brio and Osher agreed to amend an additional $110,000 and $275,000, respectively, of Debentures to extend the maturity dates of such Debentures to March 31, 2025 in return for an increase in principal amount of such Debentures to $125,000 and $316,350, respectively, and provide for the automatic conversion of a total of $1,856,566 aggregate principal amount of Debentures held by them into additional shares of the Series B Preferred Stock which are convertible into the same number of shares of common stock as previously provided in the terms of the Debentures upon the listing of the common stock on NASDAQ.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGYN THERAPEUTICS, INC.

Date: April 16, 2024	By:	/s/ James A. Joyce
James A. Joyce, Chairman and CEO